EXHIBIT 12-1

                           FOSTER WHEELER CORPORATION

                STATEMENT OF COMPUTATION OF CONSOLIDATED RATIO OF
              EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES
                                    ($000'S)
                                    UNAUDITED

                                                                     3 MONTHS
                                                                       2000
                                                                       ----
EARNINGS:
---------

Net earnings                                                           $8,372
Taxes on income                                                         5,317
Total fixed charges                                                    25,681
Capitalized interest                                                   (1,475)
Capitalized interest amortized                                            546
Equity earnings of non-consolidated associated companies accounted for
        by the equity method, net of dividends                         (4,546)
                                                                     --------

                                                                     $ 33,895
                                                                     ========
FIXED CHARGES:
--------------

Interest expense (includes dividend on preferred security of $3,937) $ 19,411
Capitalized interest                                                    1,475
Imputed Interest on non-capitalized lease payment                       4,795
                                                                     --------

                                                                     $ 25,681
                                                                     ========
Ratio of Earnings to Fixed Charges                                       1.32
                                                                     ========



Note: There were no preferred shares outstanding during the period indicated and, therefore, the consolidated ratio of earnings to fixed charges and combined fixed charges and preferred share dividend requirements would have been the same as the consolidated ratio of earnings to fixed charges and combined fixed charges for the period indicated.